                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____

                        _________________________________


                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

    A National Banking Association                        36-0899825
                                                       (I.R.S. employer
                                                  identification number)

One First National Plaza, Chicago, Illinois                           60670-0126
     (Address of principal executive offices)                         (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois   60670-0286
             Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                       ___________________________________


                               BARNETT BANKS, INC.
               (Exact name of obligor as specified in its charter)

     Florida                                                59-0560515
   (State or other jurisdiction of                          (I.R.S. employer
   incorporation or organization)                      identification number)


     50 North Laura Street
     Jacksonville, Florida                                        32202
  (Address of principal executive offices)                       (Zip Code)


                              Debt Securities
                          (Title of Indenture Securities)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (A)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.


                                        2

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          7.   A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 1st day of March, 1995.


               THE FIRST NATIONAL BANK OF CHICAGO,
               TRUSTEE,

               BY   /S/ STEVEN M. WAGNER
                 -------------------------------------------------------
                    STEVEN M. WAGNER
                    VICE PRESIDENT
                    CORPORATE TRUST SERVICES DIVISION



     *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).


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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                            March 1, 1995




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Barnett Banks, Inc. and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         Very truly yours,

                         THE FIRST NATIONAL BANK OF CHICAGO

                         BY   /S/ STEVEN M. WAGNER
                            ----------------------------------------------------
                              STEVEN M. WAGNER
                              VICE PRESIDENT
                              CORPORATE TRUST SERVICES DIVISION


                                        4

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                                    EXHIBIT 7



A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.


                                        5

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
Legal Title of Bank:   The First National Bank of Chicago                  Call Date: 12/31/94  ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Suite 0460                                                    Page RC-1
City, State  Zip:      Chicago, IL  60670-0460
FDIC Certificate No.:  0/3/6/1/8
                       ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                               C400          (-
                                                                             DOLLAR AMOUNTS IN             ------------    -----
                                                                                 THOUSANDS         RCFD    BIL MIL THOU
                                                                             -----------------     ----    ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1) . . . . . .                            0081     3,776.149      1.a.
    b. Interest-bearing balances(2). . . . . . . . . . . . . . . . . . .                            0071     7,670,634      1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) . . . .                            1754       163,225      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D). . .                            1773       533,857      2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold. . . . . . . . . . . . . . . . . . . . . . . .                            0276     4,037,205      3.a.
    b. Securities purchased under agreements to resell . . . . . . . . .                            0277       423,381      3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     RCFD 2122 15,617,618                           4.a.
    b. LESS: Allowance for loan and lease losses . . . . . . . . . . . .     RCFD 3123    351,191                           4.b.
    c. LESS: Allocated transfer risk reserve . . . . . . . . . . . . . .     RCFD 3128       0                              4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . . . . . .                            2125    15,266,427      4.d.
5.  Assets held in trading accounts. . . . . . . . . . . . . . . . . . .                            3545     8,227,304      5.
6.  Premises and fixed assets (including capitalized leases) . . . . . .                            2145       512,222      6.
7.  Other real estate owned (from Schedule RC-M) . . . . . . . . . . . .                            2150        46,996      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) . . . . . . . . . . . . . . . . . . .                            2130         7,571      8.
9.  Customers' liability to this bank on acceptances outstanding . . . .                            2155       507,151      9.
10. Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . . .                            2143       120,504     10.
11. Other assets (from Schedule RC-F). . . . . . . . . . . . . . . . . .                            2160     1,250,306     11.
12. Total assets (sum of items 1 through 11) . . . . . . . . . . . . . .                            2170    42,542,932     12.

____________________
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.


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
Legal Title of Bank:    The First National Bank of Chicago                 Call Date: 12/31/94  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Suite 0460                                                   Page RC-2
City, State  Zip:       Chicago, IL  60670-0460
FDIC Certificate No.:   0/3/6/1/8
                        ---------

SCHEDULE RC-CONTINUED


                                                                      DOLLAR AMOUNTS IN
                                                                          THOUSANDS                        BIL MIL THOU
                                                                      -----------------                    ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) . . . . . . . . . . . . . . .                               RCON 2200     15,103,504    13.a.
       (1) Noninterest-bearing(1). . . . . . . . . . . . . . . .      RCON 6631  6,129,078                                 13.a.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . .      RCON 6636  8,974,426                                 13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II). . . . . . . . . . . .                               RCFN 2200     10,633,999    13.b.
       (1) Noninterest bearing . . . . . . . . . . . . . . . . .      RCFN 6631    460,916                                 13.b.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . . . .      RCFN 6636 10,173,083                                 13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased . . . . . . . . . . . . . . . . .                               RCFD 0278      2,883,499    14.a.
    b. Securities sold under agreements to repurchase. . . . . .                               RCFD 0279        502,401    14.b.
15. a. Demand notes issued to the U.S. Treasury. . . . . . . . .                               RCON 2840        112,289    15.a.
    b. Trading Liabilities . . . . . . . . . . . . . . . . . . .                               RCFD 3548      4,798,720    15.b.
16. Other borrowed money:
    a. With original maturity of one year or less. . . . . . . .                               RCFD 2332      2,355,421    16.a.
    b. With original  maturity of more than one year . . . . . .                               RCFD 2333        382,801    16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases . . . . . . . . . . . . . . . . . . . . . . . . . . .                               RCFD 2910        275,794    17.
18. Bank's liability on acceptance executed and outstanding. . .                               RCFD 2920        507,151    18.
19. Subordinated notes and debentures. . . . . . . . . . . . . .                               RCFD 3200      1,225,000    19.
20. Other liabilities (from Schedule RC-G) . . . . . . . . . . .                               RCFD 2930        860,989    20.
21. Total liabilities (sum of items 13 through 20) . . . . . . .                               RCFD 2948     39,641,568    21.
22. Limited-Life preferred stock and related surplus . . . . . .                               RCFD 3282          0        22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus. . . . . . . .                               RCFD 3838          0        23.
24. Common stock . . . . . . . . . . . . . . . . . . . . . . . .                               RCFD 3230        200,858    24.
25. Surplus (exclude all surplus related to preferred stock) . .                               RCFD 3839      2,273,657    25.
26. a. Undivided profits and capital reserves. . . . . . . . . .                               RCFD 3632        431,545    26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities. . . . . . . . . . . . . . . . . . . . . . . .                               RCFD 8434        [ 4,184)   26.b.
27. Cumulative foreign currency translation adjustments. . . . .                               RCFD 3284           (512)   27.
28. Total equity capital (sum of items 23 through 27). . . . . .                               RCFD 3210      2,901,364    28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28). . . . . . . . . . . .                               RCFD 3300     42,542,932    29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
                                                                                                            Number
                                                                                                       --------------
     auditors as of any date during 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCFD 6724  N/A      M.1.
                                                                                                       --------------

1 = Independent audit of the bank conducted in accordance             4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank             authority)
2 = Independent audit of the bank's parent holding company            5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing              auditors
    standards by a certified public accounting firm which             6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company                  auditors
    (but not on the bank separately)                                  7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                   8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)


____________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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